Exhibit 99

Name:   			Riverstone Holdings LLC

Address:			712 Fifth Avenue, 51st Floor
			New York, NY 10019

Designated Filer:			Carlyle/Riverstone BPL Holdings II, L.P.

Issuer & Ticker Symbol:		Buckeye GP Holdings L.P. (BGH)

Date of Event Requiring Statement:  	6/25/2007



Name:   			Carlyle/Riverstone Energy Partners II, L.P.

Name:   			C/R Energy GP II, LLC

Address:			c/o The Carlyle Group
			1001 Pennsylvania Avenue, N.W., Ste. 220 S.
			Washington, D.C. 20004-2505

Designated Filer:			Carlyle/Riverstone BPL Holdings II, L.P.

Issuer & Ticker Symbol:		Buckeye GP Holdings L.P. (BGH)

Date of Event Requiring Statement:  	6/25/2007



Name:   			Carlyle Investment Management, L.L.C.

Name:   			TC Group, L.L.C.

Name:   			TCG Holdings, L.L.C.

Address:			c/o The Carlyle Group
			1001 Pennsylvania Avenue, N.W., Ste. 220 S.
			Washington, D.C. 20004-2505

Designated Filer:			Carlyle/Riverstone BPL Holdings II, L.P.

Issuer & Ticker Symbol:		Buckeye GP Holdings L.P. (BGH)

Date of Event Requiring Statement:  	6/25/2007






SIGNATURES OF REPORTING PERSONS EACH DATED 6/25/2007

CARLYLE/RIVERSTONE ENERGY PARTNERS II, L.P.

By:	C/R Energy GP II, LLC, its General Partner


By:	/s/ Michael B. Hoffman
Name: Michael B. Hoffman
	Title:  Authorized Person


C/R ENERGY GP II, LLC


By:	/s/ Michael B. Hoffman
Name: Michael B. Hoffman
	Title:  Authorized Person



RIVERSTONE HOLDINGS, LLC


By:	/s/ Michael B. Hoffman
Name: Michael B. Hoffman
	Title:  Authorized Person

SIGNATURES OF REPORTING PERSONS EACH DATED 6/25/2007 (continued)

CARLYLE INVESTMENT MANAGEMENT, L.L.C.


By:	By:  TC Group, L.L.C., its sole member

By:	TCG Holdings, L.L.C., its managing member

By:	 /s/  Daniel A. D'Aniello
	Name:  Daniel A. D'Aniello
	Title:    Authorized Person


TC Group, L.L.C.

By:	TCG Holdings, L.L.C., its managing member


By:	 /s/  Daniel A. D'Aniello
	Name:  Daniel A. D'Aniello
	Title:    Authorized Person


TCG HOLDINGS, L.L.C.


By:	 /s/  Daniel A. D'Aniello
	Name:  Daniel A. D'Aniello
Title:    Authorized Person